VIVID LEARNING SYSTEMS, INC.

                             2003 STOCK OPTION PLAN

                    ADOPTED EFFECTIVE AS OF NOVEMBER 25, 2003

1.    INTRODUCTION AND DEFINITIONS

      1.1 THE PLAN.

      This 2003 Stock Option Plan (the "Plan") establishes the rights of and procedures for Vivid Learning Systems, Inc. (the "Company"), to grant stock options to its employees, non-employee directors, and consultants. This Plan provides for the granting of the following two (2) types of options: (i) Nonqualified Stock Options; and (ii) Incentive Stock Options, as defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended.

      1.2 DEFINITIONS.

      Capitalized terms used in this Plan shall have the following meanings:

      "ACT." "Act" shall mean the Securities Act of 1933, as amended from time to time.

      "BOARD." The "Board" shall mean the Board of Directors of the Company.

      "CHANGE OF CONTROL" shall mean any transaction or series of related transactions (including without limitation, any reorganization, merger, consolidation, sale of assets, or sale of stock) that will result in (i) the sale of all or substantially all of the assets of the Company, (ii) a change in ownership of 80% or more of the Company's then outstanding capital stock, in one or a series of transactions occurring within a period of six (6) months, other than any such change of ownership resulting from the sale by the Company of its securities in connection with one or more financing transactions, or (iii) a consolidation or merger in which the Company is not the continuing or surviving corporation.

      "CODE." "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COMMON STOCK." "Common Stock" shall mean the common stock of the Company.

      "COMPANY." The "Company" shall mean Vivid Learning Systems, Inc.

      "CONSULTANT." "Consultant" shall mean any person engaged by the Company to perform services as a non-employee service provider pursuant to the terms of a written contract.

      "DIRECTOR." A "Director" shall mean a member of the Board.

      "DISABILITY." "Disability" of an Employee shall mean "permanent and total disability," within the meaning of Section 22(e)(3) of the Code.

      "EMPLOYEE." The term "Employee" for purposes of this Plan shall include all persons employed by the Company or any Parent or Subsidiary, including officers, whether full-time or part-time, and those individuals whose service as an Employee have been temporarily interrupted due to any leave of absence that is authorized by the President of the Company.


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      "EXCHANGE ACT." "Exchange Act" shall mean the Securities Exchange Act of
1934, as from time to time amended.

      "FAIR MARKET VALUE." The "Fair Market Value" of the Common Stock shall be determined by the Board or, in the event the Common Stock is listed on any national exchange, over-the-counter, or other stock trading market, upon the prevailing bid price of the Common Stock as of such time.

      "INCENTIVE STOCK OPTION." "Incentive Stock Option" shall mean any stock option intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Code.

      "NONQUALIFIED STOCK OPTION." "Nonqualified Stock Option" shall mean any stock option not intended to qualify as an Incentive Stock Option.

      "OPTION SHARES." "Option Shares" shall mean Shares subject to a stock option granted pursuant to this Plan.

      "OPTIONEE." "Optionee" shall mean an individual who has received a stock option pursuant to this Plan.

      "PARENT." "Parent" shall mean a "parent corporation," whether now or hereafter existing, within the meaning of Section 424(e) of the Code.

      "PLAN." "Plan" shall mean the Vivid Learning Systems, Inc. 2003 Stock Option Plan.

      "SHARE" AND "SHARES." A "Share" shall mean one share of the Company's Common Stock, as adjusted in accordance with Section 2.10 of this Plan. The "Shares" shall mean the Company's authorized and unissued Shares reserved for issuance under this Plan as further defined in Section 2.2.

      "SUBSIDIARY." "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, within the meaning of Section 424(f) of the Code.

      2. GENERAL PROVISIONS

      The provisions of this Section 2 apply to both Nonqualified Options and Incentive Stock Options granted by the Company.

            2.1 OBJECTIVES OF THE PLAN.

      The Purpose of this Plan is to encourage ownership of Common Stock by key employees of the Company and any current or future Subsidiary and to provide a means of granting options to Directors and Consultants. This Plan is intended to provide an incentive for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share in the increased value of the Company's shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Company employees pursuant to the terms of their employment.


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      2.2 STOCK RESERVED FOR THE PLAN.

      The Shares initially reserved by the Board for issuance upon the exercise of options granted under this Plan shall be Two Million Four Hundred Thousand (2,400,000) shares of Common Stock, which Shares shall be reserved from the Company's authorized and unissued shares. Shares subject to any option under this Plan which are not exercised in full or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other options under this Plan.

            2.3 ADMINISTRATION OF THE PLAN.

      (a) This Plan shall be administered by the Board, provided that at all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, the Board shall administer the Plan in compliance with Rule 16b(3) of the Exchange Act.

      (b) All Directors are eligible to participate in and receive and hold options under this Plan; provided, however, that no Director shall vote with respect to the granting of an option hereunder to himself or herself.

      (c) The Board's interpretations of this Plan, and all actions taken and determinations made by the Board concerning any matter arising under or with respect to this Plan or any options granted pursuant to this Plan, shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future employees of the Company. So long as the Company is not subject to the reporting requirements of the Exchange Act, the Board may delegate some or all of its power and authority hereunder to one or more executive officers of the Company or its Parent, such delegation to be subject to such terms and conditions as the Board in its discretion shall determine. Such delegation of authority may be contained in guidelines, rules, and regulations adopted by the Board from time to time with respect to this Plan. As to questions of accounting, the Board may rely conclusively upon any determinations made by independent public accountants of the Company.

            2.4 ELIGIBILITY; GRANTING OF OPTIONS.

      The Board, or its designated committee, shall have the authority to determine the persons eligible to receive a stock option grant, the number of Option Shares represented by the option, the time or times at which the Option Shares may be purchased, and whether all of the options may be exercised at one time or in increments. The granting of any option pursuant to this Plan shall be entirely in the discretion of the Board and nothing herein contained shall be construed to give any Employee, Consultant, or Director any right to participate under this Plan or to receive any option hereunder. Grants under this Plan need not be identical in any respect, even when made simultaneously. The granting of an option pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of the Company or any Subsidiary to employ or retain the services of the Optionee for any specified period.


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            2.5 VESTING OF OPTIONS.

      The Board, or its designated committee, shall have the authority to establish the time or times at which the Option Shares may be purchased and whether an option may be exercised at one time or in increments.

            2.6 TERMS AND EXPIRATION OF OPTIONS.

      Each option granted under this Plan shall be in writing, shall be subject to such amendment or modification as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations, and shall contain provisions as to the following effect, together with such other provisions as the Board shall from time to time approve:

      (a) Subject to the provisions of Section 2.6(b), the option, as to the whole or any part thereof, may be exercised only by the Optionee or Optionee's personal representative;

      (b) Neither the whole nor any part of the option shall be transferable by the Optionee or by operation of law otherwise than by will, or by the laws of descent and distribution applicable to a deceased Optionee, and the option and any and all rights granted to the Optionee thereunder and not theretofore exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate;

      (c) Subject to the provisions of this Plan, an option may be exercised at different times for portions of the total number of option shares for which the right to purchase shall have vested, provided that such portions are in multiples of ten (10) shares if the Optionee holds vested options for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares;

      (d) No Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Option Shares unless and until the certificates for such Shares have been issued to such Optionee;

      (e) Each option shall expire at the earliest of the following:

            (1) Ten (10) years after grant or the expiration date specified in the option, whichever is earlier;

            (2) Thirty (30) days after the termination by Optionee of Optionee's employment with the Company, with or without cause;

            (3) Twelve (12) months after Optionee's death or disability; or

            (4) On the date specified in Section 2.7(c), in the event of a merger, consolidation, tender offer, takeover bid, sale of assets, or dissolution of the Company, as described in subsections (1) through (4) of
Section 2.7(a); provided, however, (i) if the merger, consolidation, tender offer, takeover bid, sale of assets, or dissolution of the Company does not occur, as applicable, or (ii) the merger will be accounted for as a pooling of interests, all options which are terminated pursuant to this Subsection (e)(4) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all options shall be returned to their respective positions on the date of termination;


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

      (f) To the extent an option provides for the vesting thereof in increments, such vesting shall cease as of the date of the Optionee's death, disability, or the voluntary or involuntary termination of Optionee's employment with the Company; and

      (g) In the case of an option granted to an Employee, the terms of the option shall not be affected by any changes of duties or position so long as the Optionee continues to be employed by the Company or a Subsidiary.

            2.7 RIGHTS OF OPTIONEE IN EVENT OF MERGER, CONSOLIDATION, TENDER OFFER, TAKEOVER BID, SALE OF ASSETS, OR DISSOLUTION.

      (a) Unless otherwise determined by the Board in connection with any individual grant as set forth in the Optionee's option grant, notwithstanding anything in the Plan to the contrary the Optionee may exercise and purchase the amount of fully vested Option Shares ("Vested Option Shares"), under the following conditions:

            (1) The Optionee may conditionally purchase any or all Vested Option Shares during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation, and the merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

            (2) The Optionee may conditionally purchase any or all Vested Option Shares during the period commencing on the initial date of a tender offer or takeover bid for the Company's Shares (other than a tender offer by the Company) under the Exchange Act and the rules promulgated thereunder, and ending on the day preceding the scheduled termination date of acceptance of tenders of the Company's shares by the offeror under any such tender offer or takeover bid (as such termination date may be extended by such offeror);

            (3) The Optionee may conditionally purchase any or all Vested Option Shares during the period commencing on the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven
(7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time); and

            (4) The Optionee may conditionally purchase any or all Option Shares during the period commencing on the date the Company files its Statement of Intent to Dissolve and ending thirty (30) days later but not in any event later than the day before the Company files its Articles of Dissolution.

      (b) If the merger, consolidation, tender offer, takeover bid, sale of assets, or dissolution, as applicable, as described in Subsections (1) through
(4) of Section 2.7(a) above, once commenced, is canceled or revoked, the conditional purchase of Option Shares for which the option to purchase would not have otherwise been exercisable at the time of said cancellation or revocation but for the operation of this Section 2.7, shall automatically be deemed rescinded. With respect to all other Option Shares conditionally purchased, the Optionee may rescind such purchase at Optionee's election.


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

      (c) If the merger, consolidation, tender offer, takeover bid, or sale of assets does occur or thirty (30) days passes after a Statement of Intent to Dissolve is filed (or Articles of Dissolution are filed), as applicable, as further described in subsections (1) through (4) of Section 2.7(a), and the Optionee has not conditionally purchased all Option Shares, all unexercised options shall terminate on the effective, termination, or closing date, or thirty (30) days after the date of said filing date (but not later than the day before Articles of Dissolution are filed), as applicable.

      (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any option granted hereunder shall pertain and apply to the securities of the surviving corporation to which a holder of the number of shares of Common Stock, subject to the option would have been entitled.

      (e) Nothing herein shall allow an Optionee to purchase Option Shares following the expiration of an option.

            2.8 NOTICE OF INTENT TO EXERCISE OPTION.

      An Optionee desiring to exercise an option granted hereunder as to all or part of the Option Shares covered thereby shall notify the Company in writing at its principal office in the State of Washington, specifying the number of Option Shares to be purchased and representing in form satisfactory to the Company, that the Option Shares are being purchased for investment and not with a view to resale or distribution. With respect to any Option Shares conditionally purchased pursuant to Section 2.7(a) above and for which such purchase has not been voluntarily or otherwise rescinded pursuant to Section 2.7(b), the Optionee shall be deemed to have given to the Company the notice of exercise required by this Section 2.8 as of (i) ten (10) days prior to the closing or effective date of the merger, consolidation, tender offer, takeover bid, or sale of assets, or
(ii) twenty (20) days after a Statement of Intent to Dissolve is filed (or ten
(10) days before the filing of Articles of Dissolution if it precedes said twentieth (20th) day, as applicable, and as described in Subsections (1) through
(4) of Section 2.7(a) hereof.

            2.9 METHOD OF EXERCISE OF OPTION.

      Within ten (10) days after receipt by the Company of the notice provided in the foregoing Section 2.8, but not later than the applicable expiration date specified in Section 2.6(e), the option shall be exercised as to the number of Option Shares specified in the notice by payment to the Company of the amount specified below in Sections 3.1 or 4.2, as applicable. Payment of the purchase price provided in the option shall be made in cash, or in accordance with procedures for a "cashless exercise" as the same may have been established from time to time by the Company and the brokerage firm, if any, designated by the Company to facilitate exercises of options and sales of shares under this Plan. Payment in shares of Common Stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. For purposes of the preceding sentence, "Fair Market Value" shall be determined by the Board in the same manner as utilized in determining the fair market value at the time options are granted.

            2.10 RECAPITALIZATION.

      The aggregate number of Option Shares for which options may be granted hereunder, the number of Option Shares covered by each outstanding option, and the price per Option Share with respect to each such option shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares of Common Stock, any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company, excluding any decrease resulting from a redemption of shares by the Company. If the adjustment would result in a fractional share, the Optionee shall be entitled to one (1) additional Option Share; provided, however, that the total number of Option Shares to be granted under this Plan shall not be increased above the number of Option Shares reserved for issuance pursuant to this Plan.

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

            2.11 SUBSTITUTIONS AND ASSUMPTIONS.

      The Board shall have the right to substitute or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and as such transactions are permitted by Section 425 of the Code and the regulations promulgated thereunder. The number of Option Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Option Shares subject to options before and after the substitution.

            2.12 TERMINAL DATE OF PLAN.

      This Plan shall not extend beyond a date ten (10) years from the date of adoption hereof by the Board; provided, however, that any option to purchase Option Shares duly granted hereunder prior to such date shall be exercisable pursuant to its terms and the provisions of this Plan until expiration or earlier termination of such option.

            2.13 WITHDRAWAL.

      An Optionee may at any time elect in writing to abandon an option with respect to the number of Option Shares as to which the option has not been exercised.

            2.14 GOVERNMENT REGULATIONS.

      This Plan and the granting and exercise of any option hereunder and the obligations of the Company to sell and deliver Option Shares under any such option shall be subject to all applicable laws, rules, and regulations and approvals of any governmental agencies applicable thereto.

            2.15 PROCEEDS FROM SALE OF OPTION SHARES.

      Proceeds of the purchase of Option Shares by an Optionee shall be used for the general business purposes of the Company.

            2.16 SHAREHOLDER APPROVAL.

      This Plan shall be submitted to the shareholders for their approval within twelve (12) months from the date of adoption. The Company may grant options prior to such approval which shall be conditioned upon subsequent shareholder approval.


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


            2.17 COMPLIANCE WITH SECURITIES LAWS.

      (a) Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of Shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained, free of any condition not acceptable to the Board. Any person exercising an option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with all applicable legal requirements.

      (b) As a condition to the exercise of an option, the Board shall have the right to:

            (1) Require an Optionee to execute a letter evidencing Optionee's intent to acquire the Option Shares for investment and not with a view to the resale or distribution thereof;

            (2) Place appropriate legends upon the certificate or certificates representing the Option Shares; and

            (3) Take such other acts as it deems necessary in order to cause the issuance of Option Shares to comply with applicable provisions of state and federal securities laws.

      (c) In furtherance of the foregoing and not by way of limitation thereof, no option shall be exercisable unless such option and the Option Shares to be issued pursuant thereto shall be registered under appropriate federal and state securities laws, or shall be exempt therefrom, in the opinion of the Board upon advice of counsel to the Company. Each option agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of options or Option Shares hereunder. Issue, transfer, or delivery of certificates for Option Shares pursuant to the exercise of options may be delayed, at the discretion of the Board, until the Board is satisfied that the applicable requirements of the federal and state securities laws have been met.

      (d) The dollar value and number of options granted under this Plan are limited pursuant to Rule 701 promulgated by the Securities and Exchange Commission which provides an exemption from the registration requirements under the Act. The guidelines adopted pursuant to this Plan shall contain the current limitations specified in said Rule 701 until the Company is registered under the Act.

      3. PROVISIONS APPLICABLE SOLELY TO NONQUALIFIED STOCK OPTIONS

      In addition to the provisions of Section 2 above, the following sections shall apply to any options granted under this Plan which are not Incentive Stock Options.


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            3.1 OPTION PRICE.

      The option or purchase price of each Share optioned as a Nonqualified Stock Option under this Plan shall be determined by the Board at the time of the action for the granting of the option.

            3.2 METHOD OF EXERCISE OF OPTION.

      The exercise price to be paid, in cash or otherwise, by the Optionee upon exercise of a Nonqualified Option shall be the full purchase price thereof provided in the option, together with the amount of federal, state, and local income and FICA taxes required to be withheld by the Company.

      4. PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS

      In addition to the provisions of Section 2 above, the following sections shall apply to any options granted under this Plan which are Incentive Stock Options.

            4.1 CONFORMANCE WITH INTERNAL REVENUE CODE.

      Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and such regulations. Only Employees may be granted Incentive Stock Options hereunder. Consultants and non-Employee Directors may not receive Incentive Stock Options hereunder.

            4.2 OPTION PRICE.

      The exercise price of each Incentive Stock Option shall be determined by the Board at the time of the granting of the option, but shall not, in any event, be less than the Fair Market Value of the Common Stock on the date of grant.

            4.3 LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTION.

      The aggregate Fair Market Value of the Option Shares (determined on the date of grant) with respect to which an Employee has the right to purchase Shares in any one calendar year (under this Plan or any other plan of the Company which authorizes Incentive Stock Options) shall not exceed One Hundred Thousand Dollars ($100,000.00).

            4.4 LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS.

      An employee, immediately prior to the grant of an Incentive Stock Option hereunder, may not own stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company unless the per share option price specified by the Board for the Incentive Stock Options granted to such an employee is equal to at least one hundred ten percent (110%) of the Fair Market Value of the Company's Common Stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted.


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      5. TERMINATION; AMENDMENT

      This Plan and all rules and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board; provided, however, that no such action shall adversely affect any rights of Optionees granted under this Plan prior to such action. The Board may amend the terms and conditions of outstanding options; provided, however, that (i) no such amendment may be adverse to the holders of such options, (ii) no such amendment shall extend the period for exercise of an option, and (iii) the amended terms of an option are in accordance with the terms of this Plan.

      6. FOREIGN EMPLOYEES

      Without amending the Plan, the Board may grant options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has employees.

      7. NO RIGHT TO OPTIONS OR EMPLOYMENT; NO RESTRICTIONS

      No employee or other person shall have any claim or right to be granted an option under this Plan. Having received an option under this Plan shall not give an employee any right to receive any other grant or option under this Plan. An Optionee shall have no rights to or interest in any option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the employees covered under this Plan or other employees not covered under this Plan.

      8. COSTS AND EXPENSES

      Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor any employee receiving a grant.

      9. PLAN UNFUNDED

      This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment or any grant under the Plan.

      10. GOLDEN PARACHUTE TAXES

      In the event that any amounts paid or deemed paid to an employee under this Plan are deemed to constitute "excess parachute payments" as defined in
Section 280G of the Code (taking into account any other payments made under this Plan and any other compensation paid or deemed paid to an employee), or if any employee is deemed to receive an "excess parachute payment" by reason of his or her vesting of options pursuant hereto, the amount of such payments or deemed payments shall be reduced (or, alternatively the provisions of this Plan shall not act to vest options to such employee), so that no such payments or deemed payments shall constitute excess parachute payments. In the event that a portion of such options which would otherwise vest hereunder to an optionee shall not vest as a result of this Section 10, vesting shall not occur with respect to the fewest number of options necessary to prevent an "excess parachute payment" being made to such optionee. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be determined by a law firm, accounting firm or consulting firm selected by the Board of Directors. The determination by the firm selected by the Board of Directors shall be final and binding with respect to this issue.


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      11. GOVERNING LAW

      This Plan shall be governed by and construed in accordance with the laws of the State of Washington.

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